MUTUAL SEPARATION AGREEMENT

between

LESAKA TECHNOLOGIES PROPRIETARY LIMITED

(formerly Net1 Applied Technologies South Africa Proprietary Limited)

"the Company"

and

ALEXANDER MICHAEL RAMSAY SMITH

"the Executive"

1 DEFINITIONS

1.1 In this Agreement unless inconsistent with or otherwise by the context -

1.1.1 "Agreement" means this separation agreement and any annexures hereto.

1.1.2 "Employment Contract" means the South African employment agreement concluded between the Parties on or about 28 February 2018, as amended by the Addendum executed by the Parties on or about 9 December 2021;

1.1.3 "LRA" means the Labour Relations Act 66 of 1995 as amended.

1.1.4 "Parties" means the Company and the Executive collectively and "Party" means either of them individually.

1.1.5 "SA RCA" means the Restrictive Covenant Agreement concluded between the Parties on or about 27 February 2018, as amended by the First Amendment to the Restrictive Covenant Agreements executed by the Parties and another on or about 9 December 2021;

1.1.6 "SARS" means the South African Revenue Service

1.1.7 Any reference to the singular includes the plural and vice versa.

1.1.8 Any reference to natural persons includes legal persons and vice versa.

1.1.9 Any reference to gender includes the other gender.

1.2 The clause headings in this Agreement have been inserted for convenience only and shall not be taken into account if it becomes necessary to interpret this Agreement.

1.3 Words and expressions defined in any sub-clause shall, for the purpose of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

1.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to it as if it were a substantive clause in the body of the Agreement.

1.5 If any period is referred to in this Agreement by way of reference to a number of days, the days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a business day, in which case the day shall be the next succeeding business day.

2 RECORDAL

2.1 The purpose of this Agreement is to set out the terms and conditions associated with the Executive's termination of employment due to mutual agreement between the Parties.

2.2 The Executive records that he entered into this Agreement voluntarily after having considered his position carefully and that he deems this Agreement as fair and binding.

2.3 The Parties further agree that the Executive's last day of work will be reflected up to and including 01 March 2023.

2.4 The Parties acknowledge the existence of a US Employment Contract and a US Restrictive Covenant Agreement between the Parties, the termination of which is covered by a separate US Mutual Separation Agreement. This Agreement is subject to  and conditional upon the execution of the US Mutual Separation Agreement between the Parties.

3 NOTICE PERIOD

3.1 It is hereby agreed that the Executive's notice period will run from 01 December 2022 through 1 March 2023 during which:

3.1.1 The Executive will primarily work from home but will avail himself at the Company's Head Office premises with sufficient notice (at least 24 hours); and

3.1.2 The Executive will compile sufficient handover notes regarding his various areas of oversight which he will take his successor through.

3.2 After the conclusion of the above outlined notice period the Executive will continue to assist with Cash Paymaster System (CPS) work as and when required at a consulting rate of eighteen thousand rand excluding VAT per day or portioned based on 8-hour day.

4 PAYMENT

The Company will pay the Executive as follows:

4.1 The Executive's ordinary salary for the duration of his notice period which will run 01 December 2022 through 01 March 2023.

4.2 The Executive's outstanding leave pay owing to him as at 01 March 2023;

4.3 An ex-gratia payment comprising the gross amount of six (6) months remuneration.

4.4 The Parties further agree that:

4.4.1 The payments listed at 4.1 through 4.3 will be less all statutory deductions as directed by SARS;

4.4.2 The payments listed at 4.1 will be made via electronic funds transfer into the Executive's bank account with the Company's ordinary monthly pay run during December 2022, January 2023 and February 2023;

4.4.3 The payments listed at 4.2 and 4.3 will be made via electronic funds transfer into the Executive's bank account no earlier than 1 March 2023 and no later than 3 March 2023.

4.5 The Executive records that the above stipulated payments include any and all contractual and/or statutory amounts due and payable by the Company to the Executive and that, save as provided for in this Agreement, no other payments of any nature whatsoever shall be due to him from the Company.

5 CONFIDENTIALITY, NON-DISPARAGMENT AND RESTRICTIVE COVENANTS

5.1 The Parties agree that the information concerning reasons for the separation and any benefits received by the Executive in terms of this Agreement are to be always treated as confidential.

5.2 In particular, this Agreement and the terms of negotiation preceding the signature of this Agreement must not be disclosed to any unauthorised persons other than the Parties' respective legal and financial representatives.

5.3 The Parties acknowledge and agree that, notwithstanding the termination of the Executive's employment pursuant hereto, the provisions of the SA RCA will continue in full force and effect according to its terms. Neither the Company nor the Executive shall make any derogatory or disparaging remarks concerning each other to any person whomsoever and further undertake not to cause any harm to the other Party's good name and reputation and not to make, whether directly or indirectly any negative or defamatory remarks about the other party.

6 FULL AND FINAL SETTLEMENT

6.1 The Parties know, understand and agree that this Agreement constitutes a full and final settlement of all claims of whatsoever nature or howsoever arising, both current and future, which each may have against the other arising out of the Employment Contract, the South African employment relationship and the termination thereof, except for any claims that may have arisen prior to or which may arise hereafter in connection with the SA RCA.

6.2 The Executive specifically agrees that by signing this Agreement he forfeits his rights, if any, to refer, institute or instigate any action against the Company via the Civil Courts, Common Law Courts, Bargaining Councils, Commission for Conciliation Mediation and Arbitration, Labour Courts, any tribunal or otherwise, in South Africa. Without limiting the generality of the aforementioned, this includes, but is not limited to any claims arising from contract, delict, fairness, operation of statute or otherwise including but not limited to any claim for automatically unfair dismissal, unfair dismissal, unfair labour practice, discrimination, reinstatement, back-pay, benefits, contributions, re-employment, remuneration, notice pay, leave pay, bonus pay, incentive pay and/or severance pay.

6.3 The payments in terms of this Agreement are made by the Company without any admission of liability whatsoever.

7 GENERAL

7.1 This Agreement contains the entire agreement between the Parties as to the subject matter contained herein.

7.2 The Parties undertake to observe good faith in the implementation of this Agreement.

7.3 Neither Party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement.

7.4 This Agreement supersedes any other Agreements between the Parties relating to the termination of the Executive's employment under the Employment Contract.

7.5 No Agreement to vary, amend, add or cancel this Agreement shall be of any force or effect, unless reduced to writing and signed by both Parties.

7.6 For the avoidance of doubt, this Agreement, as well as the Employment Contract and the SA RCA shall be governed by and interpreted in accordance with the laws of the Republic of South Africa.

8 SIGNATORIES

8.1 The signatories to this Agreement warrant that they are authorised to enter into this Agreement and sign same freely and voluntarily.

SIGNED AT Rosebank ON THIS THE 10th DAY OF January 2023.

/s/ Alex M.R. Smith                                                                    For: THE EXECUTIVE

ALEXANDER MICHAEL RAMSAY SMITH

SIGNED AT Rosebank ON THIS THE 11th DAY OF January 2023.

/s/ Naeem Kola                                                                             For: THE COMPANY

Duly Authorised

NAEEM KOLA